UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020 (April 9, 2020)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(I.R.S. Employer
Identification Number)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 9, 2020, Veritiv Corporation (the “Company”) entered into an amendment and restatement of its Credit Agreement dated as of July 1, 2014, as amended as of August 11, 2016 among the Company, Veritiv Operating Company and the other borrowers from time to time parties thereto, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto, which provides for an asset-based lending credit facility in an aggregate principal amount of up to $1.1 billion, subject to availability under a borrowing base (the “Amended and Restated ABL Facility”). The Amended and Restated ABL Facility, among other things, extended the maturity date of the facility to April 9, 2025, reduced total commitments from $1,400,000,000 to $1,100,000,000 and adjusted the pricing grid applicable to interest rates thereunder. Customary fees are payable in respect of the Amended and Restated ABL Facility.

A copy of the Amended and Restated ABL Facility is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2020, Guilherme (Gui) Nebel de Mello resigned as Interim Principal Financial Officer and Stephen J. Smith, the Company’s Senior Vice President and Chief Financial Officer, resumed the role as the Company’s principal financial officer following his full recuperation from a medical procedure earlier this year. Mr. Nebel will continue as the Company’s Vice President Financial Planning and Analysis and Treasurer. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for Mr. Smith’s biographical information.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report:

Exhibit No.	Exhibit Description

10.1	Amended and Restated ABL Credit Agreement, dated as of July 1, 2014, as amended as of August 11, 2016 and as amended and restated as of April 9, 2020, by and among the Company, Veritiv Operating Company (f/k/a Unisource Worldwide, Inc.) and the other borrowers from time to time parties thereto, the several lenders and financial institutions from time to time parties thereto, Bank of America, N.A., as administrative agent and collateral agent for the lenders party thereto, and the other parties thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERITIV CORPORATION

By:	/s/ Mark W. Hianik
Name: Mark W. Hianik Title: Senior Vice President, General Counsel & Corporate Secretary

Date: April 13, 2020